Exhibit 10.3

Execution Version
Loan Number: 1011175-0

Fifth AMENDMENT TO SEVEN-YEAR TERM LOAN AGREEMENT

THIS Fifth AMENDMENT TO SEVEN-YEAR TERM LOAN AGREEMENT (this “Amendment”) dated as of June 5, 2018, by and among PREIT Associates, L.P., a Delaware limited partnership (“PREIT”), PREIT-RUBIN, INC., a Pennsylvania corporation (“PREIT-RUBIN”), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust (the “Parent”; together with PREIT and PREIT-RUBIN each individually, a “Borrower” and collectively, the “Borrower”), each of the Lenders (as defined below) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Administrative Agent”).

WHEREAS, the Borrower, each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 11.6.(b) (the “Lenders”), and the Administrative Agent have entered into that certain Seven-Year Term Loan Agreement dated as of January 8, 2014 (as amended and in effect immediately prior to the date hereof, the “Term Loan Agreement”); and

WHEREAS, the Borrower, the Lenders and the Administrative Agent desire to amend certain provisions of the Term Loan Agreement on the terms and conditions contained herein; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Term Loan Agreement. Upon the effectiveness of this Amendment, the parties hereto agree that the Term Loan Agreement shall be amended as follows:

(a)    The Term Loan Agreement is amended by adding the following new definitions of “Anti-Money Laundering Laws”, “Bankruptcy Code”, “Beneficial Ownership Certification”, “Beneficial Ownership Regulation”, “Connection Income Taxes”, “Eurodollar Reserve Percentage”, “Excluded Taxes”, “Fifth Amendment Effective Date”, “Foreign Lender”, “Indemnified Taxes”, “OFAC”, “Other Connection Taxes”, “Other Taxes”, “Recipient”, “Replacement Rate”, “Sanctioned Country”, “Sanctioned Person”, “Sanctions”, “U.S. Person”, “U.S. Tax Compliance Certificate” and “Withholding Agent” in Section 1.1. in proper alphabetical order:

“Anti-Money Laundering Laws” means any and all Applicable Laws related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Bankruptcy Code” means the Bankruptcy Code of 1978.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 4.6.) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10., amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10.(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Fifth Amendment Effective Date” means June 5, 2018.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Replacement Rate” has the meaning given that term in Section 4.2.(b).

“Sanctioned Country” means, at any time, a country, territory or region which is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any other Governmental Authority, (b) any Person located, operating, organized or resident in a Sanctioned Country, (c) an agency of the government of a Sanctioned Country or (d) any Person Controlled by any Person or agency described in any of the preceding clauses (a) through (c).

“Sanctions” means any sanctions or trade embargoes imposed, administered or enforced by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any other Governmental Authority.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.10(g)(ii)(B)(III).

“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

(b)    The Term Loan Agreement is further amended by restating the following definitions of “Applicable Law”, “EBITDA”, “Existing Credit Agreement”, “FATCA”, “Federal Funds Rate”, “Governmental Authority”, “Gross Asset Value”, “LIBOR”, “Principal Office”, “Taxes” and “Total Budgeted Cost Until Stabilization” set forth in Section 1.1. in their entirety as follows:

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“EBITDA” means, with respect to any Person for any period and without duplication, net earnings (loss) of such Person and its Wholly Owned Subsidiaries for such period plus the sum of the following amounts (but only to the extent included in determining net earnings (loss) for such period): (a) depreciation and amortization expense and other non-cash charges of such Person and its Wholly Owned Subsidiaries for such period, including without limitation, non-cash compensation expense recorded under Financial Accounting Standards Board Statement No. 123 (Revised 2004), Accounting for Stock Based Compensation of such Person for such period, plus (b) severance and restructuring charges of such Person and its Wholly Owned Subsidiaries for such period, plus (c) interest expense of such Person and its Wholly Owned Subsidiaries for such period, plus (d) all provisions for any federal, state or other income tax of such Person and its Wholly Owned Subsidiaries in respect of such period, plus (e) acquisition related costs of such Person and its Wholly Owned Subsidiaries expensed pursuant to Topic 805 for such period, that would otherwise have been capitalized under GAAP immediately prior to the effectiveness of Topic 805 minus (plus) (f) extraordinary gains (losses) of such Person and its Wholly Owned Subsidiaries for such period. In addition, EBITDA shall include the greater of such Person’s Ownership Share or Recourse Share of the EBITDA of the Consolidation Exempt Entities of such Person for such period. Notwithstanding the foregoing, for purposes of determining EBITDA (i) to the extent that the net earnings attributable to Investments in Persons (other than Investments in Subsidiaries, Consolidated Affiliates and Unconsolidated Affiliates) would exceed 5.0% of EBITDA, such excess shall be excluded and (ii) to the extent that the net earnings attributable to Mortgages in favor of the Parent, any other Borrower or any other Subsidiary (excluding any Mortgage encumbering any Property owned by a Subsidiary, the accounts of which are required to be consolidated with those of the Parent under GAAP) would exceed 5.0% of EBITDA, such excess shall be excluded.

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of May 24, 2018, by and among PREIT, PREIT-RUBIN, the Parent, the financial institutions party thereto as “Lenders”, Wells Fargo Bank, National Association, as “Administrative Agent”, and the other parties thereto.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(i) of the Internal Revenue Code and any fiscal or regulatory legislation or rules adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Internal Revenue Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent. If the Federal Funds Rate determined as provided above would be less than zero, the Federal Funds Rate shall be deemed to be zero.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi‑governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), or any arbitrator with authority to bind a party at law.

“Gross Asset Value” means, at a given time, the sum (without duplication) of (a) Operating Real Estate Value at such time, plus (b) all cash and Cash Equivalents (excluding cash and Cash Equivalents the disposition of which is restricted (other than restrictions on cash held in an exchange account by a “qualified intermediary” in connection with the sale of a property pursuant to and qualifying for tax treatment under Section 1031 of the Internal Revenue Code)), and all accounts receivable net of reserves, of the Parent and its Wholly Owned Subsidiaries at such time, plus (c) the current book value of all land held for future development owned in whole or in part by the Parent and its Wholly Owned Subsidiaries, plus (d) predevelopment costs associated with land referred to in the immediately preceding clause (c) and, subject to the immediately following sentence, refundable deposits associated with land that is not owned by the Parent and its Wholly Owned Subsidiaries, to the extent such predevelopment costs and refundable deposits are included in the Parent’s publicly filed financial statements, plus (e) the amount of Construction in Progress of the Parent and its Wholly Owned Subsidiaries, plus (f) the CIP Adjustment of the Parent and its Wholly Owned Subsidiaries plus (g) the purchase price paid by the Parent or any Wholly Owned Subsidiary (less any amounts paid to the Parent or such Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or in connection with other similar arrangements) for any Property acquired by the Parent or such Subsidiary during the immediately preceding four fiscal quarters of the Parent, plus (h) with respect to each Consolidation Exempt Entity of the Parent, the greater of the Parent’s Ownership Share or Recourse Share of (v) all cash and Cash Equivalents of such Consolidation Exempt Entity (excluding cash and Cash Equivalents the disposition of which is restricted (other than restrictions on cash held in an exchange account by a “qualified intermediary” in connection with the sale of a property pursuant to and qualifying for tax treatment under Section 1031 of the Internal Revenue Code)), (w) current book value of all land held for future development owned in whole or part by such Consolidation Exempt Entity and predevelopment costs associated with such land, (x) Construction in Progress of such Consolidation Exempt Entity as of the end of the Parent’s fiscal quarter most recently ended, (y) such Consolidation Exempt Entity’s Operating Real Estate Value, and (z) such Consolidation Exempt Entity’s CIP Adjustment, plus (i) the contractual purchase price of Properties of the Parent and its

Subsidiaries subject to purchase obligations, repurchase obligations, forward commitments and unfunded obligations to the extent such obligations and commitments are included in determinations of Total Liabilities. If obligations under a contract to purchase or otherwise acquire unimproved or fully developed real property are included when determining Total Liabilities and the seller under such contract does not have the right to specifically enforce such contract, then only an amount equal to the aggregate amount of due diligence deposits, earnest money payments and other similar payments made under the contract which, at such time, would be subject to forfeiture upon termination of the contract, shall be included in Gross Asset Value. If obligations under a contract to purchase or otherwise acquire real property being renovated or developed by a third party are included when determining Total Liabilities and such real property is not owned or leased by the Borrower or any of its Subsidiaries, then only the amount equal to the maximum amount reasonably estimated to be payable by such Person to such third party under a contract between such Person and such third party during the remaining term of such contract, shall be included in Gross Asset Value. Notwithstanding the foregoing, for purposes of determining Gross Asset Value (i) to the extent that the amount of Gross Asset Value attributable to assets described in the immediately preceding clauses (c), (d) or (h)(w) would, in the aggregate, exceed 5.0% of the Gross Asset Value, such excess shall be excluded, (ii) to the extent that the amount of Gross Asset Value attributable to Consolidation Exempt Entities (other than the Parent’s Investment in PREIT), including as a result of clause (h) above, would exceed 35% of the Gross Asset Value, such excess shall be excluded, (iii) to the extent the aggregate amount of Total Budgeted Cost Until Stabilization with respect to the Construction in Progress and CIP Adjustments included in Gross Asset Value as a result of clauses (e), (f), (h)(x) or (h)(z) would, in the aggregate, exceed 15.0% of the Gross Asset Value, the Gross Asset Value attributable to such Construction in Progress and/or CIP Adjustments that would cause the Total Budgeted Cost Until Stabilization to so exceed 15%, shall be excluded from the calculation of Gross Asset Value, and (iv) to the extent that the amount of Gross Asset Value attributable to the assets of the types described in clauses (i), (ii) and (iii) would exceed 35% of Gross Asset Value, such excess shall be excluded.

“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate as set by the ICE Benchmark Administration (“ICE”)(or the successor thereto if ICE is no longer making such rate available) for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the Eurodollar Reserve Percentage.  If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.  Any change in the maximum rate of reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective. Notwithstanding the foregoing, (x) if LIBOR determined as provided above would be less than zero, LIBOR shall be deemed to be zero for each LIBOR Loan that has not been identified by the Borrower in accordance with the terms of this Agreement as being subject to a Specified Derivative Contract that provides a hedge against interest rate risk, and (y) unless otherwise specified in any amendment to this Agreement entered into accordance with Section 4.2.(b), in the event that a Replacement Rate with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Replacement Rate.

“Principal Office” means the office of the Administrative Agent located at 600 South 4th St., 9th Floor, Minneapolis, Minnesota 55415, or any other subsequent office that the Administrative Agent shall have specified by written notice to the Borrower and the Lenders as the Principal Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Budgeted Cost Until Stabilization” means, with respect to a Project Under Development, and at any time, the aggregate amount of all costs budgeted to be paid, incurred or otherwise expended or accrued by the Parent, another Borrower, any other Subsidiary, a Consolidated Affiliate or an Unconsolidated Affiliate with respect to such Property to achieve an Occupancy Rate of 100%, including without limitation, all amounts budgeted with respect to all of the following: (a) acquisition of land and any related site improvements, demolition costs, architecture, engineering, construction/project management and development fees, legal fees and entitlement fees; (b) a reasonable and appropriate reserve for construction interest; (c) tenant improvements; (d) leasing commissions and other leasing costs, (e) infrastructure costs and (f) other hard and soft costs associated with the development or redevelopment of such Property. With respect to any Property that is a redevelopment involving the addition of gross leasable area, the Total Budgeted Cost Until Stabilization shall include all budgeted costs for expansions of the Property associated with the additional gross leasable area and all budgeted costs for renovations and other expenditures. With respect to any Property to be developed from the ground up in more than one phase, the Total Budgeted Cost Until Stabilization shall exclude budgeted costs (other than costs relating to acquisition of land and related site improvements, demolition costs, architecture, engineering, construction/project management and development fees, legal fees and entitlement fees) to the extent relating to any phase for which (i) construction has not yet commenced and (ii) a binding construction contract or lease agreement has not been entered into by the Parent, another Borrower, any other Subsidiary, any Consolidated Affiliate or any Unconsolidated Affiliate, as the case may be. The calculation of Total Budgeted Cost Until Stabilization herein shall be net of (x) any amount of budgeted costs attributable to portions of any Property that have been Placed in Service and (y) the aggregate sale proceeds of a sale of a pad site within a Project under Development that are payable pursuant to a binding sale contract with a third party approved by the Administrative Agent. Total Budgeted Cost Until Stablization with respect to any Project Under Development owned by a Consolidation Exempt Entity of the Parent shall equal the greater of (1) the product of (a) the Parent’s Investment Share in such Consolidation Exempt Entity and (b) the amount of the Total Budgeted Cost Until Stabilization for such Property and (2) the Parent’s

Recourse Share of all Indebtedness of such Consolidation Exempt Entity incurred solely to finance the Total Budgeted Cost Until Stabilization for such Property.

(c)    The Term Loan Agreement is further amended by restating Section 1.2. in its entirety as follows:

Section 1.2. General; References to Times.

Unless otherwise indicated (other than in the definition of the term “GAAP”), all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect as of the Agreement Date. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other financial accounting standard promulgated by the Financial Accounting Standards Board having a similar result or effect) to value any Indebtedness or other liabilities of the Parent, any other Borrower or any other Subsidiary at “fair value”, as defined therein. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include, unless otherwise indicated, all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean, unless otherwise indicated, such document, instrument or agreement, or replacement thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. References in this Agreement to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Parent. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Central time. Certifications as to the matters contained in any certificate delivered by an officer of a Borrower to any or all of the Administrative Agent and the Lenders under the terms of this Agreement or any other Loan Document are made in such officer’s capacity as an officer of such Borrower and not in such officer’s individual capacity.

(d)    The Term Loan Agreement is further amended by adding to the end of Article I the following new Section 1.3.

Section 1.3. Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR”.

(e)    The Term Loan Agreement is further amended by restating Section 3.10. in its entirety as follows:

Section 3.10. Taxes.
(a)    Defined Terms. For purposes of this Section, the term “Applicable Law” includes FATCA.

(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)    Indemnification by the Borrower. The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified

Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.6. relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection. The provisions of this subsection shall continue to inure to the benefit of an Administrative Agent following its resignation or removal as Administrative Agent.

(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN, or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)    an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of IRS Form W-8BEN or W-8BEN-E, as applicable,; or

(IV)    to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax

Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(f)    The Term Loan Agreement is further amended by restating Section 4.1.(a) and Section 4.1.(b) in their entirety as follows:

(a)    Capital Adequacy. If any Lender reasonably determines that any Regulatory Change, compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender, or any corporation controlling such Lender, as a consequence of, or with reference to, such Lender’s Commitment or its making or maintaining Loans below the rate which such Lender or such corporation controlling such Lender could have achieved but for such compliance (taking into account the policies of such Lender or such corporation with regard to capital adequacy or liquidity), then the Borrower shall, from time to time, within 30 calendar days after written demand by such Lender, pay to such Lender additional amounts sufficient to compensate such Lender or such corporation controlling such Lender to the extent that such Lender determines such increase in capital is allocable to such Lender’s obligations hereunder.

(b)    Additional Costs. In addition to, and not in limitation of the immediately preceding clause (a), the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs incurred by such Lender that it reasonably determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its

LIBOR Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitment (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (c) Connection Income Taxes), or (ii) imposes or modifies any reserve, special deposit or similar requirements (excluding Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including without limitation, the Commitment of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(g)    The Term Loan Agreement is further amended by restating Section 4.2. in its entirety as follows:

Section 4.2. Suspension of LIBOR Loans; Alternative Rate of Interest.
(a)    Anything herein to the contrary notwithstanding and unless and until a Replacement Rate is implemented in accordance with clause (b) below, if, on or prior to the determination of LIBOR for any Interest Period:

(i)    the Administrative Agent shall reasonably determine (which determination shall be conclusive absent manifest error) that reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period;

(ii)    the Administrative Agent reasonably determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine LIBOR, or

(iii)    the Administrative Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional or maintain LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.

(b)    Notwithstanding anything to the contrary in Section 4.2.(a) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 4.2.(a)(i) or (a)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent may, to the extent practicable (in consultation with the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 4.2.(a)(i), (a)(ii), (b)(i), (b)(ii) or (b)(iii) occurs with respect to the Replacement Rate or (B) the Administrative Agent (or the Requisite Lenders through the Administrative Agent) notifies the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate, and in which case, the provisions of the last paragraph of Section 4.2.(a) shall apply to any Loans accruing interest at the Replacement Rate in the same manner as would apply to LIBOR Loans affected by the same circumstances. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 4.2.(b). Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 11.7.), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Requisite Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause (b), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).

(h)    The Term Loan Agreement is further amended by restating Section 6.1.(m)(ii) in its entirety as follows:

(ii)    With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with Statement of Financial Accounting Standards No. 106. The “benefit obligation” of all Benefit Plans does not exceed the “fair market value of plan assets” for such Benefit Plans by more than $25,000,000 all as determined by and with such terms defined in accordance with Statement of Financial Accounting Standards No. 158.

(i)    The Term Loan Agreement is further amended by restating Section 6.1.(x) in its entirety as follows:

(x)    Sanctions. None of the Borrower, any Subsidiary, any of their respective directors, officers, employees, Affiliates or any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has its assets located in a Sanctioned Country, (ii) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons or (iv) has violated any Anti-Money Laundering Law in any material respect. Each of the Borrower and its Subsidiaries, and to the knowledge of Borrower, each director, officer, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance with the Anti-Corruption Laws and applicable Sanctions by the Borrower, its Subsidiaries, their respective directors, officers, employees, Affiliates and agents and representatives of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement.

(j)    The Term Loan Agreement is further amended by restating Section 7.1.(xxiii) in its entirety as follows and adding Section 7.1.(xxiv) immediately after Section 7.1.(xxiii) as follows:

(xxiii)    Other Information, Etc. From time to time and promptly upon each request, (x) such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations of the Parent, any other Borrower, any other Loan Party or any other Subsidiary as the Administrative Agent (or any Lender through the Administrative Agent) may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act or other applicable anti-money laundering laws.

(xxiv)    Beneficial Ownership Certification. The Borrower will promptly notify the Administrative Agent and each Lender of any change in the information provided in the Beneficial Ownership Certification, if required to be delivered hereunder, that would result in a change to the list of beneficial owners identified in parts (c) or part (d) of such certification.

(k)    The Term Loan Agreement is further amended by restating Section 7.3. in its entirety as follows:

Section 7.3. Compliance with Applicable Law.
The Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, with all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance with the Anti-Corruption Laws and applicable Sanctions by the Borrower, its Subsidiaries, their respective directors, officers, employees, Affiliates and agents and representatives of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement.

(l)    The Term Loan Agreement is further amended by restating the first sentence of Section 7.16. in its entirety as follows:

PREIT-RUBIN may request in writing that the Administrative Agent release it as a Borrower (but not as a Guarantor unless otherwise permitted by Section 7.15.(d)), so long as (a) the Parent delivers a certificate signed by the chief financial officer of the Parent certifying that no Event of Default then exists or would occur as a result of such release and (b) effective upon its release as a Borrower, PREIT-RUBIN will be released as a “Borrower” under the Existing Credit Agreement and under any other then existing Unsecured Indebtedness of PREIT and/or the Parent.

(m)    The Term Loan Agreement is further amended by restating Section 8.1.(a) in its entirety as follows:

(a)    Minimum Tangible Net Worth. The Parent shall not permit its Tangible Net Worth determined on a consolidated basis at the end of any fiscal quarter to be less than (i) $1,463,196,000, plus (ii) 75% of the Net Proceeds of all Equity Issuances effected at any time after March 31, 2018 by the Parent or any of its Subsidiaries to any Person other than the Parent or any of its Subsidiaries (in the case of any Equity Issuance effected by a Subsidiary, the amount of such Net Proceeds shall be appropriately adjusted to account for minority interests consistent with GAAP). Net Proceeds from the following Equity Issuances shall be excluded from the immediately preceding clause (ii): (x) Equity Issuances of Equity Interest of the Parent made after March 31, 2018 solely in exchange for (A) other Equity Interest of the Parent or (B) common operating units of PREIT and (y) Equity Issuances to employees and trustees of the Parent and its Subsidiaries as part of a stock bonus plan, restricted stock plan or similar plan but only to the extent neither the Parent nor any Subsidiary received cash in connection with any such Equity Issuance.

(n)    The Term Loan Agreement is further amended by restating Section 8.1.(c) in its entirety as follows:

(c)    Ratio of Adjusted EBITDA to Fixed Charges. The Parent shall not permit the ratio of (i) Adjusted EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ended to (ii) Fixed Charges of the Parent and its Subsidiaries determined on a consolidated basis for such period, to be less than 1.50 to 1.00.

(o)    The Term Loan Agreement is further amended by restating Section 8.1.(d) in its entirety as follows:

    (d)    Unencumbered Debt Yield. The Parent shall not permit the Unencumbered Debt Yield to be less than (a) 11.0% from the Fifth Amendment Effective Date through and including June 30, 2020, (b) 11.25% any time after June 30, 2020 through and including June 30, 2021 and (c) 11.50% at any time thereafter.

(p)    The Term Loan Agreement is further Amended by deleting both Section 8.1.(g) and Section 8.1.(h) in their entirety.

(q)    The Term Loan Agreement is further amended by restating Section 8.3.(b) in its entirety as follows:

(b)    The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which the Parent, any other Borrower, such other Loan Party or such other Subsidiary, as applicable, may create, incur, assume, or permit or suffer to exist under this Agreement, (y) which Indebtedness is secured by a Lien permitted to exist under the Loan Documents, and (z) which prohibits the creation of any other Lien on only the property securing such Indebtedness, (ii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale, (iii) the Existing Credit Agreement or (iv) any other agreement that evidences Unsecured Indebtedness which contains restrictions on encumbering assets that are not more restrictive than those restrictions contained in the Loan Documents.

(r)    The Term Loan Agreement is further amended by restating the last sentence of Section 8.4. in its entirety as follows:

Notwithstanding anything to the contrary in the foregoing sentence, the restrictions in (x) this Section shall not apply to any provision of any Guaranty entered into by the Parent, any other Borrower, any other Loan Party or any other Subsidiary to Guarantee the obligations and liabilities of any Subsidiary, which provision subordinates any rights of the Parent, any other Borrower, any other Loan Party or any other Subsidiary to payment from such Subsidiary to the payment in full of the obligations and liabilities that are Guaranteed pursuant to the terms of such Guaranty, (y) clauses (i) and (iv) of this Section shall not apply to any applicable prohibitions contained in an agreement evidencing any Secured Indebtedness of a Borrower or a Guarantor and (z) this Section shall not apply to any applicable prohibitions contained in (1) any Loan Document, (2) the Existing Credit Agreement or (3) any other agreement that evidences Unsecured Indebtedness which contains prohibitions on the actions described above that are not more restrictive than those prohibitions contained in the Loan Documents.

(s)    The Term Loan Agreement is further amended by restating Section 8.5. in its entirety as follows:

Section 8.5. Mergers, Acquisitions and Sales of Assets.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to: (i) engage in any transaction of merger or consolidation; (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired or (iv) acquire any of the assets of, or make an Investment in, any other Person; unless the following conditions in clauses (a)-(c) are satisfied:

(a)    either (x) a Default or Event of Default would not result therefrom immediately following the consummation thereof or (y) if any Default or Event of Default exists immediately prior thereto, or would exist immediately thereafter or after giving effect thereto, then (i) in the case of any transaction referred to in any of the preceding clauses (i) through (iii) resulting in a Disposition, the book value of the assets subject to such Disposition, together with the book value of all other assets subject to Dispositions made during the period of existence of such Default or Event of Default, would not, in the aggregate, exceed a Substantial Amount (determined as of the date on which such Default or Event of Default came into existence) and (ii) in the case of any transaction referred to in the preceding clause (iv) the book value of such assets or such Investment, together with the book value of all other assets acquired and Investments made during the period of existence of such Default or Event of Default, would not, in the aggregate, exceed a Substantial Amount (determined as of the date on which such Default or Event of Default came into existence);

(b)    in the case of:

(i)    a consolidation or merger involving a Borrower, such Borrower shall be the survivor thereof; provided, however, PREIT and PREIT‑RUBIN may merge or consolidate with each other or with the Parent so long as (i) immediately prior to such consolidation or merger no Default or Event of Default is or would be in existence, (ii) the Borrower shall have given the Administrative Agent at least 10 Business Days’ prior written notice of such consolidation or merger, such notice to include a certification as to the matters described in the immediately preceding clause (i), and (iii) in the case of a consolidation or merger involving the Parent, the Parent shall be the survivor thereof; or

(ii)    consolidation or merger involving a Loan Party other than a Borrower (excluding a Disposition of a Loan Party by way of merger or consolidation which Disposition is not prohibited by this Agreement), either such Loan Party shall be the survivor thereof, or if not, (x) the survivor thereof is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (y) the survivor thereof expressly assumes all the obligations of such Loan Party under the Loan Documents to which such Loan Party is a party by executing and delivering to the Administrative Agent such documents, instruments and agreements as the Administrative Agent may reasonably require and (z) the Administrative Agent shall have received such other instruments, documents, agreements, certificates and opinions as the Administrative Agent may reasonably request; and

(c)    in the case of the acquisition, Investment or sale of a Substantial Amount of assets, the Parent shall have given the Administrative Agent and the Lenders at least 30 days prior written notice of such, acquisition, Investment or sale, such notice to be accompanied by a Compliance Certificate, calculated on a pro forma basis, evidencing the continued compliance by the Borrower with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 8.1., after giving effect to such acquisition, Investment or sale.

Notwithstanding the foregoing, (x) the Borrower, the other Loan Parties and the other Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business, (y) the Borrower and the other Loan Parties may sell, transfer or dispose of assets among themselves and (z) Subsidiaries that are not Loan Parties may sell, transfer or dispose of assets among themselves and to any of the Loan Parties.

(t)    The Term Loan Agreement is further amended by adding to the end of Article VIII the following new Section 8.13.

Section 8.13. Use of Proceeds.
The Borrower shall not, and shall not permit any other Loan Party, any other Subsidiary or any of its of their respective directors, officers, employees and agents to, use any proceeds of the Loans to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, use any proceeds of the Loans (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(u)     The Term Loan Agreement is further amended by restating Section 9.1.(d)(iii) and Section 9.1(d)(iv) in their entirety as follows and deleting Sections 9.1(d)(v) and Section 9.1(d)(vi) in their entirety:

(iii)    Any other event shall have occurred and be continuing which would permit any holder or holders of any Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid, repurchased, redeemed or defeased prior to its stated maturity; provided that this clause (iii) shall not apply to any Material Indebtedness with respect to which an Unconsolidated Affiliate of the Parent is the primary obligor and with respect to which the Parent, another Borrower or any other Subsidiary has provided a Guaranty unless the holder of such Material Indebtedness has demanded payment of such Material Indebtedness from the Parent, another Borrower or any other Subsidiary or has taken any action described in the foregoing clause (ii); or

(iv)    An Event of Default under and as defined in the Existing Credit Agreement shall occur.

(v)    The Term Loan Agreement is further amended by restating Section 9.1.(j) in its entirety as follows:

(j)    ERISA.

(i)    Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $25,000,000; or

(ii)    The “benefit obligation” of all Benefit Plans exceeds the “fair market value of plan assets” for such Benefit Plans by more than $25,000,000, all as determined, and with such terms defined, in accordance with Statement of Financial Accounting Standards No. 158.

(w)    The Term Loan Agreement is further amended by restating Section 11.6.(c) and Section 11.6.(d) in their entirety as follows:

(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Principal Office in the United States of America a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any bank or other financial institution (but in no event to a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (v) decrease the amount of such Lender’s Loan (unless such decrease will not result in an decrease in the Participant’s share), (w) increase such Lender’s Commitment (unless such increase will not result in an increase in the Participant’s share), (x) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, (y) reduce the rate at which interest is payable thereon or (z) release any Guarantor from its Obligations under the Guaranty except as contemplated by Section 7.15.(d) or Section 7.15.(e), in each case, as applicable to that portion of such Lender’s rights and/or obligations that are subject to the participation. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10., 4.1., 4.4. (subject to the requirements and limitations therein, including the requirements under Section 3.10.(g) (it being understood that the documentation required under Section 3.10.(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 4.6. as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.1. or 3.10., with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 4.6. with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.4. as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3. as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(x)    The Term Loan Agreement is further amended by adding Exhibit K as attached hereto.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a)    a counterpart of this Amendment duly executed by the Borrower, the Administrative
Agent and each of the Lenders;

(b)    a Guarantor Acknowledgement substantially in the form of Annex A attached hereto, executed by each Guarantor;

(c)    that certain Existing Credit Agreement shall have closed, all signatures thereto shall have been released and such Existing Credit Amendment shall be effective;

(d)    evidence that all fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders, including, without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid;

(e)    (i) all information requested in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and (ii) a Beneficial Ownership Certification from any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation; and

(f)    such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 3. Representations. Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)    Authorization. Each Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and the other Loan Documents to which such Borrower is a party and being executed and delivered in connection with this Amendment (together with this Amendment, collectively the “Amendment Documents”) and to perform its obligations under the Amendment Documents and under the Term Loan Agreement, as amended by this Amendment, in accordance with their respective terms. Each Amendment Document has been duly executed and delivered by a duly authorized signatory of each Borrower or a general partner of such Borrower, as applicable and the Amendment Documents and the Term Loan Agreement, as amended by this Amendment, are legal, valid and binding obligations of each Borrower and are enforceable against such Persons in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained in the Amendment Documents or in the Term Loan Agreement may be limited by equitable principles generally.

(b)    Compliance with Laws, etc. The execution and delivery by each Borrower of the Amendment Documents and the performance by each Borrower of the Amendment Documents and the Term Loan Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to any Loan Party or any other Subsidiary; (ii)  result in a breach of or constitute a default under the declaration of trust, certificate or articles of incorporation, bylaws, partnership agreement or other organizational documents of any Loan Party or any other Subsidiary, or any indenture, agreement or other instrument to which any Loan Party or any other Subsidiary is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party or any other Subsidiary other than in favor of the Administrative Agent for the benefit of the Lenders.

(c)    No Default. No Default or Event of Default has occurred and is continuing as of the date hereof, nor will exist immediately after giving effect to this Amendment.

Section 4. Reaffirmation of Representations. Each Borrower hereby certifies that as of the date hereof the representations and warranties made or deemed made by Borrower to the Administrative Agent and the Lenders in the Term Loan Agreement and the other Loan Documents to the Parent or Borrower is a party are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation and warranty is true and correct in all respects) except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case, such representation or warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

Section 5. Certain References. Each reference to the Term Loan Agreement in any of the Loan Documents shall be deemed to be a reference to the Term Loan Agreement as amended by this Amendment. This Amendment is a Loan Document.

Section 6. Expenses. The Borrower shall reimburse the Administrative Agent upon demand for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 7. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

Section 9. Effect. Except as expressly herein amended, the terms and conditions of the Term Loan Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only from the date as of which this Amendment is dated. The Term Loan Agreement is hereby ratified and confirmed in all respects. Nothing in this Amendment shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent or the Lenders under the Term Loan Agreement or any other Loan Document.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 11. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Term Loan Agreement as amended by this Amendment.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Seven-Year Term Loan Agreement to be executed by their authorized officers all as of the day and year first above written.

PREIT Associates, L.P.

By:    Pennsylvania Real Estate Investment Trust,
its general partner

By: /s/ Andrew M. Ioannou_________
Name: Andrew M. Ioannou
Title: Executive Vice President
Finance & Acquisitions

PREIT-RUBIN, INC.

By: /s/ Andrew M. Ioannou_________
Name: Andrew M. Ioannou
Title: Executive Vice President
Finance & Acquisitions

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By: /s/ Andrew M. Ioannou__________
Name: Andrew M. Ioannou
Title: Executive Vice President
Finance & Acquisitions

[Signatures Continued on Next Page]

[Signature Page to Fifth Amendment to Seven-Year Term Loan Agreement
with PREIT Associates, L.P. et al.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By: /s/ D. Bryan Gregory_________
Name: D. Bryan Gregory
Title: Managing Director

[Signatures Continued on Next Page]

[Signature Page to Fifth Amendment to Seven-Year Term Loan Agreement
with PREIT Associates, L.P. et al.]

CAPITAL ONE, NATIONAL ASSOCIATION

By: /s/ Frederick H. Denecke________
Name: Frederick H. Denecke
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Fifth Amendment to Seven-Year Term Loan Agreement
with PREIT Associates, L.P. et al.]

CITIZENS BANK, N.A.

By: /s/ Frank Kaplan________
Name: Frank Kaplan
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Fifth Amendment to Seven-Year Term Loan Agreement
with PREIT Associates, L.P. et al.]

MANUFACTURERS AND TRADERS TRUST COMPANY

By: /s/ Michael J. DiSanto_______
Name: Michael J. DiSanto
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Fifth Amendment to Seven-Year Term Loan Agreement
with PREIT Associates, L.P. et al.]

MUFG Union Bank, N.A.

By: /s/ Donald Wattson________
Name: Donald Wattson
Title: Director

[Signatures Continued on Next Page]

[Signature Page to Fifth Amendment to Seven-Year Term Loan Agreement
with PREIT Associates, L.P. et al.]

U.S. Bank National Association

By: /s/ Donald J. Pafford________
Name: Donald J. Pafford
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Fifth Amendment to Seven-Year Term Loan Agreement
with PREIT Associates, L.P. et al.]

JPMorgan Chase Bank, N.A.

By: /s/ Elizabeth Johnson________
Name: Elizabeth Johnson
Title: Executive Director

[Signatures Continued on Next Page]

[Signature Page to Fifth Amendment to Seven-Year Term Loan Agreement
with PREIT Associates, L.P. et al.]

PNC Bank, National Association

By: /s/ Sharon L. Schmidt_______
Name: Sharon L. Schmidt
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Fifth Amendment to Seven-Year Term Loan Agreement
with PREIT Associates, L.P. et al.]

Associated Bank, National AssocIation

By: /s/ Michael J. Sedivy______
Name: Michael J. Sedivy
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Fifth Amendment to Seven-Year Term Loan Agreement
with PREIT Associates, L.P. et al.]

Branch Banking and Trust Company

By: /s/ Brad Bowen________
Name: Brad Bowen
Title: Senior Vice President

ANNEX A

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of June 5, 2018 (this “Acknowledgement”) executed by each of the undersigned (the “Guarantors”) in favor of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and each “Lender” a party to the Term Loan Agreement referred to below (the “Lenders”).

WHEREAS, PREIT Associates, L.P., a Delaware limited partnership (“PREIT”), PREIT-RUBIN, INC., a Pennsylvania corporation, PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust (the “Parent”; together with PREIT and PREIT-RUIBN each individually, a “Borrower” and collectively, the “Borrower”), the Lenders, the Administrative Agent and certain other parties have entered into that certain Seven-Year Term Loan Agreement dated as of January 8, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”);

WHEREAS, each of the Guarantors is a party to that certain Guaranty dated as of January 8, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which they guarantied, among other things, the Borrower’s obligations under the Term Loan Agreement on the terms and conditions contained in the Guaranty;

WHEREAS, the Borrower, the Administrative Agent and the Lenders are to enter into a Fifth Amendment to Term Loan Agreement dated as of the date hereof (the “Amendment”), to amend the terms of the Term Loan Agreement on the terms and conditions contained therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Guarantors execute and deliver this Acknowledgement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Reaffirmation. Each Guarantor hereby reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by the Amendment, including without limitation, the making of additional Loans under the Term Loan Agreement, shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder.

Section 2. Governing Law. THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

Section 3. Counterparts. This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

[Signatures on Next Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

THE GUARANTORS:

[GUARANTOR]

By:
Name:
Title:

Address for Notices for all Guarantors:

c/o PREIT Associates, L.P.
200 South Broad Street
Philadelphia, PA 19102
Attention: Andrew Ioannou
Telephone: (215) 875-0700
Telecopy: (215) 546-7311

EXHIBIT K-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Seven-Year Term Loan Agreement dated as of January 8, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT ASSOCIATES, L.P. (“PREIT”), PREIT-RUBIN, INC. (“PREIT-Rubin”) and PENNSYLVANIA REAL ESTATE INVESTMENT TRUST (the “Parent”; together with PREIT and PREIT-Rubin, each individually, a “Borrower” and collectively, the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 11.6.(b). thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20__

K-1-1

EXHIBIT K-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Seven-Year Term Loan Agreement dated as of January 8, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT ASSOCIATES, L.P. (“PREIT”), PREIT-RUBIN, INC. (“PREIT-Rubin”) and PENNSYLVANIA REAL ESTATE INVESTMENT TRUST (the “Parent”; together with PREIT and PREIT-Rubin, each individually, a “Borrower” and collectively, the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 11.6.(b). thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

K-2-1

EXHIBIT K-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Seven-Year Term Loan Agreement dated as of January 8, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT ASSOCIATES, L.P. (“PREIT”), PREIT-RUBIN, INC. (“PREIT-Rubin”) and PENNSYLVANIA REAL ESTATE INVESTMENT TRUST (the “Parent”; together with PREIT and PREIT-Rubin, each individually, a “Borrower” and collectively, the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 11.6.(b). thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

K-3-1

EXHIBIT K-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Seven-Year Term Loan Agreement dated as of January 8, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT ASSOCIATES, L.P. (“PREIT”), PREIT-RUBIN, INC. (“PREIT-Rubin”) and PENNSYLVANIA REAL ESTATE INVESTMENT TRUST (the “Parent”; together with PREIT and PREIT-Rubin, each individually, a “Borrower” and collectively, the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 11.6.(b). thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title: